Exhibit 10.10



                                 PROMISSORY NOTE


$6,900,000                                                     December 23, 2004
                                                               Fort Worth, Texas

World One Media Group, Inc., a Nevada corporation, ("Undersigned") hereby promises to pay on, or before September 15, 2010, to the order of Urban Television Network Corporation, a Nevada corporation (the "Payee") the sum of Six Million Nine Hundred Thousand ($6,900,000) Dollars, at the rate of $150,000 Dollars every forty-five days, including zero (0%) percent interest, until paid in full. The first payment will be due on, or before January 30, 2005 with successive payments due every forty-five (45) days thereafter, until paid in full. This note is secured by the pledge of 70,000,000 restricted common shares of Urban Television Network Corporation.

If not so paid as scheduled, all principal and interest, at the option of the Holder, or its assigns, shall become immediately due and payable.

The  Undersigned  shall have the privilege of prepaying the principal under this
Note in whole or in part, without penalty or premium at any time. All payments hereunder shall be applied first to interest, then to principal, then to late charges.

The Undersigned shall pay upon demand any and all expenses, including reasonable attorney fees, incurred or paid by Holder without suit or action in attempting to collect funds due under this Note. In the event an action is instituted to enforce or interpret any of the terms of this Note including but not limited to any action or participation by Undersigned in, or in connection with, a case or proceeding under the Bankruptcy Code or any successor statute, the prevailing party shall be entitled to recover all expenses reasonably incurred at, before and after trial, on appeal, and on review whether or not taxable as costs, including, without limitation, attorney fees, witness fees (expert and otherwise), deposition costs, copying charges and other expenses.

World One Media Group, Inc.
a Nevada Corporation


/s/ Ajibike Akinkoye
------------------------------
By: Ajibike Akinkoye
Title: Chief Executive Officer